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                                                                     EXHIBIT 4.3


                               AMENDMENT NO. 2 TO
                          SHAREHOLDER RIGHTS AGREEMENT


Amendment, dated as of January 4, 2002 (the "Amendment") to the Shareholder Rights Agreement, dated as of March 9, 1998 (as amended by Amendment No. 1 thereto dated February 28, 2000, the "Rights Agreement"), by and between AvalonBay Communities, Inc., a Maryland corporation (formerly known as Bay Apartment Communities, Inc., the "Company"), and First Union National Bank, a national banking institution (as successor Rights Agent to American Stock Transfer and Trust Company, a New York corporation, the "Rights Agent"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Section 27 of the Rights Agreement provides that prior to the time at which any Person becomes an Acquiring Person, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of the Rights Agreement as the Board of Directors of the Company may deem necessary or desirable without the approval of any holders of certificates representing shares of the Common Stock of the Company; and

     WHEREAS, the Board of Directors has directed the Company and the Rights Agent to enter into this Amendment in order to advance the Final Expiration Date thereunder from March 9, 2008 to March 31, 2002;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. AMENDMENTS RELATING TO THE FINAL EXPIRATION DATE.

     A. Section 7(a) of the Rights Agreement is hereby amended by deleting therefrom subclause (i) in its entirety and inserting in lieu thereof the following:

     "(i) the Close of Business on March 31, 2002 (the "Final Expiration
     Date"),".

     B. Exhibit B to the Rights Agreement entitled "Form of Rights Certificate" is hereby amended by substituting the date "March 31, 2002" for the date "March 9, 2008" in each instance in which the date "March 9, 2008" appears.

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Section 2. MISCELLANEOUS.

     A. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within Maryland.

     B. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute one and the same instrument.

     C. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                            [CONTINUED ON NEXT PAGE]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


ATTEST:                                   AVALONBAY COMMUNITIES, INC.



By: /S/ EDWARD M. SCHULMAN                By: /S/ THOMAS J. SARGEANT
   ------------------------                  ----------------------------------
   Name:  Edward M. Schulman                 Name: Thomas J. Sargeant
   Title: Vice President, General Counsel    Title: Executive Vice President-
                                                    Chief Financial Officer


ATTEST:                                   FIRST UNION NATIONAL BANK,
                                          as Rights Agent



By: /S/ HOLLY DRUMMOND                    By: /S/ KRISTIN N. KNAPP
   -----------------------------             -------------------------------
   Name: Holly Drummond                      Name: Kristin N. Knapp
                                             Title: Assistant Vice President